UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2008

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA

18512

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 570-342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Fidelity D & D Bancorp, Inc.

CURRENT REPORT ON FORM 8-K

Item 5.02               Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by the Registrant in its Current Report on Form 8-K filed on February 11, 2008, on February 5, 2008, Daniel J. Santaniello returned to employment with the Registrant after a brief absence.  The Board of Directors of Fidelity D & D Bancorp, Inc. (the “Corporation”) appointed Mr. Santaniello as Vice President and Chief Operating Officer.  This is the position previously held by Mr. Santaniello.

Mr. Santaniello was also appointed as Executive Vice President and Chief Operating Officer of its wholly-owned subsidiary, The Fidelity Deposit and Discount Bank (the “Bank”).  He was previously Executive Vice President and Chief Retail Banking Officer.

On February 28, 2008, the Corporation and the Bank entered into an Executive Employment Agreement with Daniel J. Santaniello (the “Employment Agreement”), under which Mr. Santaniello will serve as Executive Vice President and Chief Operating Officer of the Bank, as Vice President and Chief Operating Officer of the Corporation and in such other capacities as the Bank or the Corporation direct.  A copy of the Employment Agreement is found in Exhibit 10.1 hereto.

Under the terms of the Employment Agreement, Mr. Santaniello’s employment commences effective February 5, 2008 and continues until such time as he or the Bank and the Corporation decides to terminate the employment relationship, with or without cause, or earlier upon Mr. Santaniello’s death or disability.  Mr. Santaniello is entitled to a base salary of $160,000 per annum, subject to annual reviews and adjustments.  In addition, Mr. Santaniello may receive periodic bonuses in such amounts as the Bank or the Corporation shall determine in their sole discretion.

If the Corporation terminates Mr. Santaniello’s employment without cause or if Mr. Santaniello terminates his employment for good reason, he will be entitled to a severance payment equal to his annual salary, payable within thirty days of his termination.  If Mr. Santaniello’s employment terminates in connection with a change in control, he will be entitled to a severance payment equal to two times his annual salary, payable on the first business day of the month following the date that is six months after his termination from employment.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is found in Exhibit 10.1 hereto.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits:

10.1	Executive Employment Agreement dated February 28, 2008 between Fidelity D & D Bancorp, Inc., and Fidelity Deposit and Discount Bank and Daniel J. Santaniello.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: March 3, 2008	BY:	/s/ Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer & Chief Financial Officer